                                                                        exh 1.1
                        DIAMOND HOME SERVICES, INC.

                       3,420,000 Shares Common Stock*

                           UNDERWRITING AGREEMENT

                                                          _______________, 1996

WILLIAM BLAIR & COMPANY, L.L.C.
  As Representative of the Several
  Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

          SECTION 1. INTRODUCTORY. Diamond Home Services, Inc. ("COMPANY") a Delaware corporation, has an authorized capital stock consisting of 4,000,000 shares of Preferred Stock, $.001 par value, of which no shares were outstanding as of ____________, 1996 and 20,000,000 shares, $.001 par value, of Common Stock ("COMMON STOCK"), of which 6,249,950 shares were outstanding as of such date. The Company proposes to issue and sell 2,687,000 shares of its authorized but unissued Common Stock, and GBM, Inc. ("GBM"), a Delaware corporation and wholly-owned subsidiary of Globe Building Materials, Inc., a Delaware corporation, proposes to sell 733,000 shares of the Company's issued and outstanding Common Stock to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined ("UNDERWRITERS"), who are acting severally and not jointly. Globe Building Materials, Inc and its subsidiaries, including GBM, are herein collectively referred to as "Globe." Collectively, such total of 3,420,000 shares of Common Stock proposed to be sold by the Company and GBM is hereinafter referred to as the "FIRM SHARES." In addition, Mr. Donald Griffin and Mr. Rodger Ibach (collectively, the "Individual Selling Stockholders") and GBM and the Company (Globe, GBM and the Individual Selling Stockholders are sometimes collectively referred to as the "Selling Stockholders") propose to grant to the Underwriters an option to purchase up to an aggregate 513,000 additional shares of Common Stock ("OPTION SHARES") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "SHARES."

           You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

          Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "PRICING AGREEMENT"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representative and shall specify such applicable information as is indicated in
Exhibit  A  hereto.   The  offering  of the Shares  will

*Plus an option to acquire from the Company and the Individual Selling Stockholders up to 513,000 additional shares to cover overallotments.

be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

           The Company and the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

           SECTION  2.     REPRESENTATIONS AND WARRANTIES OF THE  COMPANY.   The
Company represents and warrants to the several Underwriters that:

           (a) A registration statement on Form S-1 (File No. 333-3822) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("COMMISSION") by the Company in conformity with the requirements of the
     Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 ACT;" all references herein to specific rules are rules promulgated under the 1933 Act); the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you two signed copies of such registration statement and amendments, two copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

          Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434(d)), as from time to time amended or supplemented, are hereinafter referred to as the "REGISTRATION STATEMENT" and the "PROSPECTUS," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act (the "RULE 434 PROSPECTUS"). Any registration statement (including any amendment or supplement thereto or information which is deemed to be a part thereof) filed by the Company under Rule 462(b) (the "RULE 462(b) REGISTRATION STATEMENT") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed a part thereof) included in such registration statement shall be deemed to be a part of the "Prospectus" as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "EXCHANGE ACT."

           (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements

                                     (2)

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     therein  not  misleading;  and when the Registration  Statement  became  or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434(d), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof.

           (c) The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

           (d) Except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

          (e) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

           (f) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

           (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any material agreement, franchise, license, indenture, mortgage, deed of trust, or other material instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any

                                     (3)

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     court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

          (h) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.

           (i) The consolidated financial statements and schedules of the Company included in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Selected Consolidated Financial and Operating Data" presents fairly, on the basis stated in the Prospectus, the information set forth therein.

           The pro forma financial information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma information, has been properly compiled on the pro forma basis described therein, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

           (j) Neither the Company nor any subsidiary is in violation of its charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and, to the Company's knowledge, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

           (k) There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

           (l) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus.

                                     (4)

     Holders of registration rights  who
     are not Selling Stockholders have waived such rights with respect to the offering being made by the Prospectus.

          (m) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

           (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

           (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

           (p) The Company agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities and stock options issued as of the effective date of the Registration Statement) for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representative. The Company has obtained similar agreements from each of its officers and directors.

           (q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (r) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed or otherwise lawfully acquired from third parties, all trademarks, copyrights and other proprietary rights ("TRADE RIGHTS") material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

           (s) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the

                                     (5)
     condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

           (t) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

           (u) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a material adverse affect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, other than any such taxes as are being contested in good faith.

           (v)   The  Company  has  filed a registration statement  pursuant  to
     Section 12(g) of the Exchange Act to register the Common Stock thereunder, has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

           (w) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in
     Section 3(a) of the Investment Company Act of 1940, as amended ("INVESTMENT COMPANY ACT").

           (x) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING STOCKHOLDERS.

           (a) Globe represents and warrants to, and agrees with, the Company and the Underwriters that:

                     (i) GBM has, and on the First Closing Date and the Second Closing Date, each as hereinafter defined, will have, valid marketable title to the Shares proposed to be sold by GBM hereunder on such dates and each of Globe and GBM have full right, power (corporate and other) and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; the execution and delivery of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action of Globe and GBM; this Agreement and the Pricing Agreement have been duly executed and delivered by or on behalf of Globe and GBM; and upon delivery of and payment for such Shares hereunder,

                                     (6)
          the Underwriters will acquire valid
          marketable  title  thereto,  free  and  clear  of  all  voting   trust
          arrangements, liens, encumbrances, equities, claims and community property rights.

                     (ii) GBM and Globe have not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                     (iii) GBM and Globe agree with the Company and the Underwriters not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representative.

                     (iv) GBM and Globe represent and warrant to, and agree with, the Underwriters to the same effect as the representations and warranties of the Company set forth in Section 2 of this Agreement.

                     (v) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, GBM agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

           (b) Each of the Individual Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the Company and the Underwriters that:

                     (i) Such Individual Selling Stockholder has, and on the Second Closing Date hereinafter defined will have, valid marketable title to the Shares proposed to be sold by such Individual Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; this Agreement and the Pricing Agreement have been duly executed and delivered by or on behalf of such Individual Selling Stockholder; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

                     (ii) Such Individual Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (iii) Such Individual Selling Stockholder has executed and delivered a Power of Attorney ("POWER OF ATTORNEY") among such Individual Selling Stockholder, C. Stephen Clegg and Ann Crowley Patterson (the "AGENTS"), naming the Agents as such Individual Selling Stockholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he or she has been duly appointed as attorney-in-fact by such Individual Selling Stockholder pursuant to the

                                     (7)

          Power of Attorney) for the purpose
          of entering into and carrying out this Agreement and the Pricing Agreement, and the Power of Attorney has been duly executed by such Individual Selling Stockholder and a copy thereof has been delivered to you.

                      (iv)      Such  Individual  Selling  Stockholder   further
          represents, warrants and agrees that such Individual Selling Stockholder has deposited in custody, under a Custody Agreement ("CUSTODY AGREEMENT") with Ann Crowley Patterson, as custodian ("CUSTODIAN"), certificates in negotiable form for the Shares to be sold hereunder by such Individual Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Individual Selling Stockholder agrees that the Shares to be sold by such Individual Selling Stockholder on deposit with the Custodian are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody, and the appointment of the Agents pursuant to the Power of Attorney, are to that extent irrevocable, and that the obligations of such Individual Selling Stockholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement by any act of such Individual Selling Stockholder, by operation of law, whether by death or incapacity, or in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or by the occurrence of any other event. If such Individual Selling
          Stockholder or any executor or trustee should die or become incapacitated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Individual Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Individual Selling Stockholder against delivery thereof and otherwise act on behalf of such Individual Selling Stockholder. The Custody Agreement has been duly executed by such Individual Selling Stockholder and a copy thereof has been delivered to you.

                    (v) Each preliminary prospectus, as of its date, (A) insofar as information therein has related to such Individual Selling Stockholder and is based on information furnished to the Company by or on behalf of such Individual Selling Stockholder expressly for use therein, and (B) to the actual knowledge of such Individual Selling Stockholder, in all other respects, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, (A) insofar as information therein has related to such Individual Selling Stockholder and is based on information furnished to the Company by or on behalf of such Individual Selling Stockholder expressly for use therein, and (B) to the actual knowledge of such Individual Selling Stockholder, in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the preceding clause shall not have any effect if information has been given by such Individual Selling Stockholder to the Company and the Representative in writing which would eliminate or remedy any such untrue statement or omission.

                                     (8)

                     (vi) Such Individual Selling Stockholder agrees with the Company and the Underwriters not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representative.

                     (vii) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, such Individual Selling Stockholder agrees to deliver to you prior to or on the Second Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

                     (viii) Such Individual Selling Stockholder represents and warrants to, and agrees with, the Company and the Underwriters, to the actual knowledge of such Individual Selling Stockholder, that the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct in all material respects.

          SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representative, on behalf of the several Underwriters, represents and warrants to the Company and the Selling Stockholders that the information set forth
(a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects. The Representative represents and warrants that it has been authorized by each of the other Underwriters as the Representative to enter into this Agreement on its behalf and to act for it in the manner herein provided.

           SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and GBM, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and GBM, respectively, 2,687,000 Firm Shares from the Company and the 733,000 Firm Shares from GBM hereto at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 2,687,000, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to GBM shall be to purchase from GBM the number of full shares which (as nearly as practicable, as determined by you) bears to 733,000, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

           At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 11 hereof) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange
Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as you and the Company may agree, the

                                     (9)

Company and Globe will deliver to you at the offices of counsel for the Company or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by wire transfer or certified or bank cashier's checks in Federal funds (same-day funds) payable, as appropriate, to the order of the Company and GBM. Such time of delivery and payment is herein referred to as the "FIRST CLOSING DATE." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and Globe prior to 10:00 A.M., Chicago Time, on the third full business day preceding the First Closing Date, and will be made available at the
Company's expense for checking and packaging by the Representative at 10:00 A.M., Chicago Time, on the first full business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Company.

           In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, GBM and the Individual Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 513,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company, Globe and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "SECOND CLOSING DATE," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased from the Company, GBM and the Individual Selling Stockholders are set forth in Schedule B hereto. If less than all Option Shares are to be purchased, the Option Shares to be purchased shall be purchased (i) first from GBM, (ii) next pro rata from the Individual Selling Stockholders and (iii) to the extent the number of Option Shares to be purchased exceeds the number of Option Shares to be sold hereunder by GBM and the Individual Selling Stockholders, the remaining Option Shares shall be purchased from the Company. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company, GBM and the Individual Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

           You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

                                     (10)

           SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

          (a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information, and will not file any amendment or supplement to the Registration Statement, to any preliminary prospectus or to the Prospectus of which you and the Selling Stockholders have not been furnished with a copy prior to such filing or to which you reasonably object.

           (b) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

           (c) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

           (d) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

           (e) Not later than 45 days after the end of the first quarter ending more than one year from the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of
     Section 11(a) of the 1933 Act.

                                     (11)

           (f) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (b) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (g) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

           (h) During the period of five years hereafter, the Company will furnish you and, upon your request, each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to stockholders.

           (i) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

           (j) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution and delivery of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, as the case may be, copies of an amended prospectus or term sheet, as the case may be, or, if required by such Rule 430A, or Rule 434, as the case may be, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement immediately following the execution and delivery of the Pricing Agreement. If a 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

           (k) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market and will file with the Commission in a timely manner all reports on Form SR required by Rule 463 and will furnish you copies of any such reports as soon as practicable after the filing thereof.

           SECTION 7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all

                                     (12)
exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum, (ii) all costs, fees and expenses (including legal fees not to exceed $15,000 and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the
 Shares to the several Underwriters.  Except as provided in this Section  7,
Section 9, Section 11 and Section 14 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws, the Blue Sky Memorandum referred to above and clearance of the offering with the NASD).

           The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

           SECTION 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

           (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall provide evidence of such filing and effectiveness in accordance with Rule 462(b).

           (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representative.

           (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate

                                     (13)
     proceedings and
     other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

           (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

           (f) There shall have been furnished to you, as Representative of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

                    (i) An opinion of McDermott, Will & Emery, counsel for the Company and for Globe, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                        (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;

                        (2) an opinion to the same general effect as clause  (1)
              of this subparagraph (i) in respect of each subsidiary of the Company;

                        (3) all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to the knowledge of such counsel, such stock is owned free and clear of any claims, liens, encumbrances or security interests;

                        (4) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights

                                     (14)
              referred  to in the Prospectus), conforms as to legal  matters  in
              all   material  respects  to  the  description  thereof   in   the
              Registration Statement and Prospectus;

                        (5) the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable;

                        (6) the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

                        (7) the Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434(d), if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; nothing has come to the attention of such counsel that would cause them to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434(d), if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened against the Company required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                        (8) the statements under the captions "Business - Sears License Agreement," "Management - Stock Option Plans," "Certain Transactions,"

                                     (15)

              "Description  of  Capital  Stock"   and   "Shares
              Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

                        (9) this Agreement and the Pricing Agreement and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities and contribution for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares by the Company pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the
              NASD) or the consummation by the Company of any other transactions contemplated hereby;

                        (10) the execution and performance of this Agreement will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or any of its subsidiaries or by which the property of any of them is bound and which contravention or default would be material to the Company and its subsidiaries taken as a whole; or violate any of the provisions of the charter or bylaws of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any of its subsidiaries;


                        (11)   with respect to Globe and GBM, this Agreement and
              the Pricing Agreement have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by or on behalf of Globe and GBM; and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by the Globe and GBM will not violate any provision of Globe's or GBM's charter or by-laws and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which Globe or GBM is a party or by which it is bound or to which any of the property of Globe or GBM is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Globe or GBM or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this

                                     (16)

              Agreement and  the  Pricing
              Agreement in connection with the sale of Shares to be sold by GBM hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

                         (12) Globe and GBM have full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date and Second Closing Date by GBM hereunder and hold such Shares, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, and upon payment for, and delivery of certificates representing, the Shares, and assuming the Underwriters acquire the Shares in good faith without notice of any adverse claim, the Underwriters who have purchased the Shares will hold the Shares free of any adverse claims;

                        (13) this Agreement and the Pricing Agreement are legal, valid and binding agreements of Globe and GBM except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities or contribution for liabilities arising under the 1933 Act, as to which no opinion need be expressed; and

                        (14) the Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

                         In rendering such opinion, such counsel may state that they are relying upon the certificate of Harris Trust and Savings Bank, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (7) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representative and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of Globe and of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representative in other form.

                    (ii) An opinion of Barack, Ferrazzano, Kirschbaum & Perlman and an opinion of counsel for Donald Griffin and Rodger Ibach, respectively, addressed to the Underwriters and dated the Second Closing Date to the effect that:

                        (1) with respect to such Individual Selling Stockholder,
              this Agreement and the Pricing Agreement have been duly executed and delivered by the Agent on behalf of such Individual Selling Stockholder, such Agent has been duly and

                                     (17)
              validly  authorized  to
              carry out all the transactions contemplated herein and in the Pricing Agreement on behalf of such Individual Selling Stockholder and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by such Individual Selling Stockholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which such Individual Selling Stockholder is a party or by which it is bound or to which any of the property of such Individual Selling Stockholder is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Individual Selling Stockholder or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the sale of Shares to be sold by such Individual Selling Stockholder hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

                        (2) such Individual Selling Stockholder has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the Second Closing Date by such Individual Selling Stockholder hereunder and hold such Shares, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, and upon payment for, and delivery of certificates representing, the Shares, and assuming the Underwriters acquire the Shares in good faith without notice of any adverse claim, the Underwriters who have purchased the Shares will hold the Shares free of any adverse claims; and

                        (3)  this Agreement and the Pricing Agreement are legal,
              valid and binding agreements of such Individual Selling Stockholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities or contribution for liabilities arising under the 1933 Act, as to which no opinion need be expressed.

                    (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                        (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                                     (18)

                        (2) the Commission has not issued an order preventing or
              suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

                         The delivery of the certificate provided for in this subparagraph shall be and constitutes a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

                     (iv) A certificate of the chief executive officer of Globe and GBM dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of Globe set forth in Section 3(a) of this Agreement are true and correct as of such date and Globe and GBM each have complied with all the agreements and satisfied all the conditions on the part of Globe and GBM to be performed or satisfied at or prior to such date.

                     (v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representative of the Underwriters, from Ernst & Young LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule C. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representative to proceed with the public offering or purchase of the Shares as contemplated hereby.

                    (vi) At the time the Pricing Agreement is executed, there shall be delivered to you a letter from each stockholder and executive officer of the Company that is not a Selling Stockholder, in which each such person agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options) for a period of 180 days after the date of such letter without the prior written consent of the Representative.

                     (vii) Such opinion or opinions of Gardner, Carton & Douglas, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

                     (viii) Such further certificates and documents as you may reasonably request.

           All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Gardner, Carton & Douglas, counsel for the

                                     (19)

Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

           If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

          SECTION 9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

           SECTION 10. EFFECTIVENESS OF REGISTRATION STATEMENT. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          SECTION 11. INDEMNIFICATION. (a) The Company and Globe, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation  if  such  settlement is effected with the  written  consent  of  the
Company and/or Globe, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434(d), if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor Globe will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and

                                     (20)
corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery
is  required  by  the 1933 Act.   In  addition  to  their  other obligations
under this Section 11(a), the Company and Globe agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and Globe's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and Globe may otherwise have.

          Each Individual Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Individual Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434(d), if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Individual Selling Stockholder specifically for use therein; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Individual Selling Stockholder will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to its other obligations under this
Section 11(a), each Individual Selling Stockholder agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a quarterly basis for all reasonable legal and other

                                     (21)
expenses incurred in connection with investigating or defending any  such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Individual Selling Stockholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Individual Selling Stockholder may otherwise have.

           (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each Selling Stockholder and each person, if any, who controls the Company or each Selling Stockholder within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the
Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this
Agreement or any other written information furnished to the Company by such Underwriter through the Representative specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this
Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and each Selling Stockholder on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and each Selling Stockholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it

                                     (22)
inappropriate for the same counsel  to represent both of them, the indemnified party or parties shall have the right to select  separate
counsel  to  assume  such  legal  defense  and  otherwise   to participate in
the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who  are  parties  to  such action),
(ii)   the  indemnifying  party  shall  not  have  employed   counsel
satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

            (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, such Selling Stockholder and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, such Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and a Selling Stockholder, as the total price paid to the Company and such Selling Stockholder for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and each Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by such Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

           The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the

                                     (23)
immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

           (e) The provisions of this Section shall survive any termination of this Agreement.

           (f) The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible.

          (g) No Selling Stockholder will be liable in any such case in respect of any such losses, claims, damages, liabilities or expenses unless the Underwriter or controlling person seeking indemnification from such Selling Stockholder hereunder shall have previously or contemporaneously sought indemnification from the Company in respect thereof (except that the foregoing condition precedent requiring an Underwriter or a controlling person to so seek indemnification from the Company shall not be applicable if such Underwriter or controlling person is prohibited from being indemnified by the Company (or from seeking such indemnification) by the effect of any order, decree, stay, injunction, statute, legal process or other matter of law).

           (h) In no event shall the aggregate liability of Globe under this Agreement for indemnification, contribution and reimbursement of expenses and/or breach of any representation or warranty contained in Section 3(a)(iv) exceed an amount equal to the proceeds received by GBM with respect to the Shares sold to the Underwriters hereunder plus [$16.4] million.

           (i) In no event shall the liability of an Individual Selling Stockholder under this Agreement for indemnification, contribution and reimbursement of expenses and/or breach of any representation or warranty contained in Section 3(b) exceed the proceeds received by such Individual Selling Stockholder with respect to the Shares sold by such Individual Selling Stockholder hereunder.

          SECTION 12. DEFAULT OF UNDERWRITERS. It shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and

                                     (24)
arrangements satisfactory to the Representative and the Company and Globe for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling
Stockholders,  except  for the expenses to be paid by the  Company  pursuant  to
Section 7 hereof and except to the extent provided in Section 11 hereof.

           In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

           SECTION 13. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 at the time at which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

           SECTION 14. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

           (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders (except to the extent provided in Section 11 hereof).

           (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be canceled at any time prior to the Second Closing Date, by notice to the Company if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representative, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representative makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders (except to the extent provided in Section 11 hereof) or on the part of the Company to any Underwriter or

                                     (25)
     the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

           SECTION 15. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

           SECTION 16. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams, Chicago, Illinois 60606, with a copy to Glenn W. Reed, Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Grant A. Bagan, P.C., McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606; if sent to Globe will be mailed, delivered or telegraphed and confirmed to Globe at 2230 Indianapolis Blvd., Whiting, Indiana 46394, with a copy to Grant A. Bagan, P.C., McDermott, Will & Emery, 227 West Monroe, Chicago, Illinois 60606; and if sent to the Individual Selling Stockholders will be mailed, delivered or telegraphed and confirmed to the Agents and the Custodian at such address as they have previously furnished to the Company and the Representative with a copy to David
R. Selmer, Barack, Ferrazzano, Kirschbaum & Perlman, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606.

           SECTION 17. SUCCESSORS. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

           SECTION 18. REPRESENTATION OF UNDERWRITERS. You will act as Representative for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

           SECTION 19. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

           SECTION  20.    APPLICABLE  LAW.   This  Agreement  and  the  Pricing
Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                                     (26)

           If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.


                                       Very truly yours,

                                       DIAMOND HOME SERVICES, INC.


                                       By:
                                          --------------------------------
                                          Chief Executive Officer

                                       GBM, INC.


                                       By:
                                          --------------------------------

                                          --------------------------------


                                          GLOBE BUILDING MATERIALS, INC.


                                          By:
                                              ---------------------------
                                              Chief Executive Officer


                                         INDIVIDUAL SELLING STOCKHOLDERS
                                          listed on Schedule B

                                         By:
                                             ----------------------------
                                             Agent and Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representative of the
several Underwriters named in
Schedule A.

By:  William Blair & Company, L.L.C.


By:
   -----------------------------------

                                     (27)

                                  SCHEDULE A


                                                         Number of Firm
                                                          Shares to be
Underwriter                                                 Purchased
- -----------                                                 ---------
William Blair & Company, L.L.C...........................










                                                            ---------
                     TOTAL                                  3,420,000
                                                            ---------
                                                            ---------

                                     (28)

                                  SCHEDULE B


                                  Number of                Number of
                                 Firm Shares             Option Shares
                                  to be Sold               to be Sold
                                  ----------               ----------

Company                            2,687,000                 137,950

GBM, Inc.                            733,000                 100,000

Donald Griffin                             0                 138,700

Rodger Ibach                               0                 136,350
                                  ----------               ----------
          TOTAL                    3,420,000                 513,000
                                  ----------               ----------
                                  ----------               ----------

                                     (29)

                                  SCHEDULE C

                     Comfort Letter of Ernst & Young LLP

     (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

     (2) In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption "Selected Consolidated Financial and Operating Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1995, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since December 31, 1995, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the pro forma financial amounts included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) They have carried out specified procedures, which have been agreed to by the Representative, with respect to certain information in the Prospectus specified by the Representative, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

                                     (30)

                                                                      EXHIBIT A

                        DIAMOND HOME SERVICES, INC.

                       3,420,000 Shares Common Stock*

                             PRICING AGREEMENT

                                                                         , 1996

WILLIAM BLAIR & COMPANY, L.L.C.
  As Representative of the Several
  Underwriters
c/o William Blair & Company, L.L.C.
135 South LaSalle Street
Chicago, Illinois 60603

Ladies and Gentlemen:

             Reference is made to the Underwriting Agreement dated _________________, 1996 (the "UNDERWRITING AGREEMENT") relating to the sale by the Company and the Selling Stockholders and the purchase by the several Underwriters for whom William Blair & Company, L.L.C. is acting as representative (the "REPRESENTATIVE"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

           Pursuant to Section 5 of the Underwriting Agreement, the Company and the Selling Stockholders agree with the Representative as follows:

           1.The initial public offering price per share for the Shares shall be $__________.

           2.The purchase price per share for the Shares to be paid by the several Underwriters shall be $_____________, being an amount equal to the initial public offering price set forth above less $____________ per share.

Schedule A is amended as follows:


*Plus   an  option  to  acquire  up  to  513,000  additional  shares  to   cover
overallotments.

                                     (31)

           If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, including you, all in accordance with its terms.

                                       Very truly yours,

                                       DIAMOND HOME SERVICES, INC.


                                       By:
                                          -------------------------------------
                                           Chief Executive Officer

                                       GBM, INC.


                                       By:


                                       GLOBE BUILDING MATERIALS, INC.


                                       By:
                                       Chief Executive Officer

                                       INDIVIDUAL SELLING STOCKHOLDERS
                                       listed on Schedule B to the
                                       Underwriting Agreement

                                       By:
                                          --------------------------------
                                          Agent and Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representative of the
several Underwriters

By:  William Blair & Company, L.L.C.

By:
   -----------------------------------
                                     (32)